Exhibit 99.1

Merrimack Reports First Quarter 2016 Financial Results

CAMBRIDGE, Mass., May 2, 2016 /PR Newswire/ – Merrimack Pharmaceuticals, Inc. (Nasdaq: MACK) today announced its first quarter 2016 financial results. Merrimack will host a live conference call and webcast today, Monday, May 2 at 4:30 p.m., Eastern time, to provide an update on Merrimack’s progress as well as a summary of these results.

Investors and the general public are invited to listen to the call by dialing (877) 564-1301 (domestic) or (224) 357-2394 (international) five minutes prior to the start of the call and providing the passcode 90717802. A listen-only webcast of the call can be accessed in the Investors section of Merrimack’s website, investors.merrimack.com, and a replay of the call will be archived there for six weeks following the call.

ONIVYDE® (irinotecan liposome injection) Update

•	Merrimack received approval for ONIVYDE from the U.S. Food and Drug Administration on October 22, 2015 and launched ONIVYDE in the United States on October 26, 2015;

•	In March 2016, the ONIVYDE regimen was added to the National Comprehensive Cancer Network (NCCN) 2016 Clinical Practice Guidelines in Oncology as a Category 1 Treatment Option for patients with metastatic pancreatic adenocarcinoma who have previously been treated with gemcitabine-based therapy; and

•	Gross product revenues from U.S. commercial sales of ONIVYDE for the first quarter of 2016 were $11.3 million, while net product revenues were $10.0 million.

Key Recent Events

Merrimack’s key recent events include:

•	Completion of the safety portion and transition to part two of the Phase 2 clinical study of MM-141 in patients with front-line metastatic pancreatic cancer;

•	Unveiling of Merrimack’s latest antibody directed nanotherapeutic (ADN), MM-310, and presentation of clinical and preclinical research demonstrating advances across Merrimack’s extensive oncology pipeline, including ONIVYDE, MM-302, MM-310, MM-141 and MM-151, at the 2016 American Association for Cancer Research (AACR) Annual Meeting; and

•	Announcement of a strategic partnership with Leica Biosystems to develop Merrimack’s novel heregulin assay for seribantumab (MM-121) into a kit for commercial use.

Upcoming Milestones

Merrimack anticipates the following upcoming clinical milestones:

•	Results in 2017 from the Phase 2 clinical study of ONIVYDE in previously untreated front-line metastatic pancreatic cancer;

•	Results in 2017 from HERMIONE, the Phase 2 clinical study of MM-302 in patients with HER2-positive metastatic breast cancer that is designed to support a potential Accelerated Approval application to the FDA;

•	Results in 2018 from the Phase 2 clinical study of MM-141 in patients with front-line metastatic pancreatic cancer who have high serum levels of free IGF-1; and

•	Results in 2018 from the Phase 2 clinical study of MM-121 in patients with heregulin-positive, locally advanced or metastatic non-small cell lung cancer that is designed to support a potential Biologics License Application to the FDA.

First Quarter 2016 Financial Results

The following summarizes Merrimack’s financial results from the quarter ended March 31, 2016:

•	Product revenues from the commercial sale of ONIVYDE, net of discounts, allowances and reserves, were $10.0 million for the first quarter of 2016, compared to $4.3 million for the fourth quarter of 2015. This represents an increase of $5.7 million, or 133%, over the prior quarter;

•	License and collaboration revenues were $11.3 million for the first quarter of 2016, compared to $17.1 million for the fourth quarter of 2015. This represents a decrease of $5.8 million from the prior quarter. This revenue was recognized under the proportional performance revenue recognition model, and the decrease is due to the timing of work performed under Merrimack’s Baxalta collaboration;

•	Aggregate research and development and selling, general and administrative expenses were $50.7 million for the first quarter of 2016, compared to $64.1 million for the fourth quarter of 2015. This represents a decrease of $13.4 million, or 21%, which was made up of the following:

•	$11.9 million of decreased research and development expenses due primarily to one-time drug purchases that occurred in the fourth quarter of 2015 as well as the wind down and close out of various clinical trials in the first quarter of 2016; and

•	$1.5 million of decreased selling, general and administrative expenses due to increased costs related to the launch of ONIVYDE in the fourth quarter of 2015;

•	Interest expense for the first quarter of 2016 was $8.6 million, compared to $5.7 million for the fourth quarter of 2015. This $2.9 million increase was due to the new 11.5% senior secured notes due 2022 issued in the fourth quarter of 2015; and

•	Net loss attributable to Merrimack for the first quarter of 2016 was $38.5 million, or $0.33 per share, compared to a net loss attributable to Merrimack of $47.8 million, or $0.41 per share, for the fourth quarter of 2015.

2016 Financial Outlook

Merrimack reiterates the following fiscal 2016 guidance:

•	Receipt of $46.5 million of net milestone payments related to ONIVYDE. This amount is made up of $36.5 million of net substantive milestones expected to increase net income in 2016 and $10.0 million of net non-substantive milestones expected to increase deferred revenues on Merrimack’s balance sheet, as they are included in the Baxalta proportional performance revenue recognition model; and

•	Aggregate research and development and selling, general and administrative expenses to be in the range of $225 million to $245 million, not including any one time payments to PharmaEngine.

Merrimack 2016 Analyst Day

Merrimack will host an Analyst Day on May 19, 2016 in New York for analysts and institutional investors, where it will provide an update on Merrimack’s pipeline, including the development plan for ONIVYDE. In attendance will be key members of Merrimack’s science and clinical teams, as well as featured guest speaker Charles Fuchs, M.D., M.P.H., of Dana-Farber Cancer Institute, who will speak on the gastrointestinal cancer space.

A live webcast of the event will be available in the Investors section of Merrimack’s website, investors.merrimack.com, and a replay of the webcast will be archived there for six weeks.

Upcoming Investor Conferences

Merrimack will attend the following investor conferences in the coming months:

•	Deutsche Bank Securities 41st Annual Healthcare Conference on May 4 in Boston; and

•	Wells Fargo Securities Biotech Corporate Access Day on July 26 in Boston.

A live webcast of the presentation at the Deutsche Bank Securities 41st Annual Healthcare Conference can be accessed by visiting the Investors section of Merrimack’s website at investors.merrimack.com. A replay of the webcast will be archived there for two weeks following the presentation.

About Merrimack

Merrimack is a fully integrated biopharmaceutical company that views cancer as a complex engineering challenge. Through systems biology, which brings together the fields of biology, computing and engineering, Merrimack aims to decrease uncertainty in drug development and clinical validation, and move discovery efforts beyond trial and error. Such an approach has the potential to make individualized treatment of patients a reality. Merrimack’s first commercial product, ONIVYDE® (irinotecan liposome injection), was approved by the U.S. FDA in October 2015. With four additional candidates in clinical studies, several in preclinical development and multiple biomarkers designed to support patient selection, Merrimack is building one of the most robust oncology pipelines in the industry. For more information, please visit Merrimack’s website at www.merrimack.com or connect on Twitter at @MerrimackPharma.

Cautionary Note on Forward-Looking Statements

To the extent that statements contained in this press release are not descriptions of historical facts, they are forward-looking statements reflecting the current beliefs and expectations of management made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements include any statements about Merrimack’s strategy, future operations, future financial position, future revenues and future expectations and plans and prospects for Merrimack, and any other statements containing the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “target,” “potential,” “will,” “would,” “could,” “should,” “continue,” and similar expressions. In this press release, Merrimack’s forward-looking statements include, among others, statements about the timing of availability of clinical trial data, expectations regarding potential cash inflows, revenue and expenses, potential registration opportunities and Merrimack’s presentations at upcoming investor conferences. Such forward-looking statements involve substantial risks and uncertainties that could cause Merrimack’s clinical development programs, future results, performance or achievements to differ significantly from those expressed or implied by the forward-looking statements. Such risks and uncertainties include, among others, the uncertainties inherent in the initiation of future clinical trials, availability of data from ongoing clinical trials, expectations for regulatory approvals, development progress of Merrimack’s companion diagnostics, availability of funding sufficient for Merrimack’s foreseeable and unforeseeable operating expenses and capital expenditure requirements, and other matters that could affect the availability or commercial potential of Merrimack’s products, product candidates or companion diagnostics. Merrimack undertakes no obligation to update or revise any forward-looking statements. Forward-looking statements should not be relied upon as representing Merrimack’s views as of any date subsequent to the date hereof. For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to Merrimack’s business in general, see the “Risk Factors” section of Merrimack’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (SEC) on February 26, 2016 and other reports Merrimack files with the SEC.

Merrimack Pharmaceuticals, Inc.

Condensed Consolidated Statements of Operations and

Comprehensive Loss (unaudited)

	Three Months Ended
(in thousands, except per share amounts)	March 31, 2016	December 31 2015

Revenues:
Product revenues, net	$9,968	$4,328
License and collaboration revenues	11,313	17,090

Total revenues	21,281	21,418
Costs and expenses:
Cost of product revenues	711	46
Research and development expenses	32,882	44,740
Selling, general and administrative expenses	17,795	19,335

Total costs and expenses	51,388	64,121

Loss from operations	(30,107)	(42,703)
Other income and expense, net	(8,551)	(5,365)

Net loss	(38,658)	(48,068)
Net loss attributable to non-controlling interest	(185)	(242)

Net loss attributable to Merrimack	$(38,473)	$(47,826)

Other comprehensive loss	(14)	—

Comprehensive loss	$(38,487)	$(47,826)

Net loss per share available to stockholders - basic and diluted	$(0.33)	$(0.41)
Weighted-average common shares used in computing net loss per share available to common stockholders - basic and diluted	116,064	115,595

Merrimack Pharmaceuticals, Inc.

Selected Balance Sheet Data (unaudited)

(in thousands)	As of March 31, 2016	As of December 31, 2015

Cash, cash equivalents and marketable securities	$132,390	$185,606
Working capital	63,318	97,648
Total assets	192,932	234,880
Total liabilities	410,075	418,569
Total stockholders’ deficit	(217,197)	(183,928)

Merrimack Pharmaceuticals, Inc.
Selected Cash Flow Data (unaudited)
	Three Months Ended
(in thousands)	March 31, 2016	December 31, 2015

Net cash used in operating activities	$(53,523)	$(3,308)
Net cash (used in) provided by investing activities	(85,491)	1,338
Net cash provided by financing activities	1,645	131,226

Net (decrease) increase in cash and cash equivalents	$(137,369)	$129,256

CONTACT:

Investor Contact:

Geoffrey M. Grande, CFA

617-441-7602

ggrande@merrimack.com

Media Contact:

Marianne McMorrow

774-776-1478

mmcmorrow@merrimack.com